UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 9, 2012

REALBIZ MEDIA GROUP, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-53359	11-3820796
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3445 Zenith Avenue S., Minneapolis, MN
Minneapolis, MN	55416
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (612) 599-2757

Webdigs, Inc.

3433 West Broadway St., NE, Suite 501

Minneapolis, MN 55413

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 9, 2012, RealBiz Media Group, Inc., formerly known as Webdigs, Inc. (our “Company”), and Next 1 Interactive, Inc., a Nevada corporation (“Next 1”), completed the transactions contemplated by that certain Share Exchange Agreement entered into on April 4, 2012 (the “Exchange Agreement”). Under the Exchange Agreement, our Company received all of the outstanding equity in Attaché Travel International, Inc., a Florida corporation and wholly owned subsidiary of Next 1 (“Attaché”). Attaché in turn owns approximately 80% of a corporation named RealBiz Holdings Inc. which is the parent corporation of RealBiz 360, Inc. (“RealBiz”). RealBiz is a real estate media services company whose proprietary video processing technology has made it one of the leaders in providing home virtual tours to the real estate industry. In exchange for our Company’s receipt of the Attaché shares from Next 1, our Company issued to Next 1 a total of 93 million shares of our newly designated Series A Convertible Preferred Stock (our “Series A Stock”). The exchange of Attaché shares in exchange for our Series A Stock is referred to as the “Exchange Transaction.”

Coincident with the closing of the Exchange Transaction, we converted all of our outstanding debt, payables and liabilities owed to Robert A. Buntz, Jr. (“Buntz”) and Edward Wicker (“Wicker”) into an aggregate of 7 million shares of Series A Stock. Specifically, Buntz received 5,983,600 shares of Series A Stock upon his conversion of approximately $401,498 in liabilities we owed him, and Wicker received 1,016,400 shares of Series A Stock upon his conversion of approximately $53,356 in liabilities we owed him. Buntz was, and remains after the Exchange Transaction, a director of our Company and our Chief Executive Officer. At the closing of the Exchange Transaction, Wicker resigned his position as a director of our Company and as our Chief Financial Officer.

As a condition to the closing of the Exchange Transaction, our Company changed its name from “Webdigs, Inc.” to “RealBiz Media Group, Inc.” on October 3, 2012, by engaging in a short-form parent-subsidiary merger in the State of Delaware.

As a result of the Exchange Transaction and the conversion of liabilities referred to above, the shareholders of our Company before the Exchange Transaction retained approximately 365,176 shares of common stock (after giving effect to a reverse split effected as of May 3, 2012), representing approximately .364 % of our issued and outstanding shares of capital stock (both common and preferred) immediately after the Exchange Transaction. Unless otherwise indicated, all common share figures set forth in this Current Report are on a post-split basis.

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Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures contained in Item 1.01 above are incorporated herein by this reference. In addition, below is a summary of the business of RealBiz, which has become the principal operating business of our Company as a result of the Exchange Transaction.

BUSINESS

RealBiz has positioned itself in the following three areas summarized here and explained in more detail below:

1.	Real Estate Video on Demand Channel – We earn commissions and referral fees on home sales, pre-roll/post-roll advertising, lead-generation fees, banner ads and cross-market advertising promotions. We charge an $89 listing and marketing fee, and earn revenue from web-based and mobile advertising.

2.	Website and Mobile Applications – We are developing a real estate web portal to work in conjunction with our national Video on Demand (VOD) Television Platform. When finished, we believe the portal will include a consumer model supported by a linked widget program for use by real estate agents.

3.	Traditional Real Estate Sales – Our licensed real estate brokerage division currently has participating brokers in 19 states. We believe we are positioned to take advantage of an improving real estate market, and will be able to capture leads from a new television series “Foreclosure 2 Fabulous” which we expect will launch to over 100 million homes in the fall or winter of 2012.

Real Estate On Demand

General

For the real estate video on demand area (“VOD”), we plan to market the approximately 120,000 “premium VOD TV residential home listings” as well as incorporate millions Multiple Listing Service (“MLS”) home listings from all major U.S. cities, with video on demand and interactive capabilities for users of our real estate website. We expect that this new interactive real estate tool may create direct referral fees, advertising fees and possibly even mortgage financing revenue for our Company.

We recognize that in the U.S. most consumers research the buying of a home through newspapers, magazines, the Internet and television. Only after the search has been narrowed down does the average consumer look to find a real estate agent. The VOD solution allows the consumer to view, in high quality video, local listings and specialty properties (oceanfront properties, mountain homes, farms, senior communities, etc.) through their television with just a click of the remote control. This familiar television environment is especially targeted at the baby boomer and over-40 demographic who, in many cases, are more comfortable with a remote control then they are with a mouse or touch screen. The real estate VOD solution is branded as “Home Tour Network.” Through our controlling ownership of RealBiz, we enjoy direct access to the nation's largest real estate companies.

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Currently, we believe our desktop solution for virtual tours is used by over 60,000 real estate agents and brokers.

Key Trends for VOD Advertising

We believe that the VOD market shows the strong potential for growth. An analysis by comScore, a leading digital market intelligence firm, estimated that in 2010 more people searching for real estate used or watched real estate videos, and those that used the video tools watched more of it than in previous years. The video audience grew by 32%, and time spent grew by 12%. According to Magna Global, VOD will outperform DVR in the US, reaching nearly 66 million households vs. 53 million households for DVR in 2015. In the VOD market, Comcast holds the lion’s share in terms of VOD views and revenues. With the recent acquisition of NBC Universal, Comcast will be able to serve one-fourth of the U.S pay-television households. Comcast has approximately 22.8 million cable television subscribers and 17 million high-speed Internet subscribers. The second largest cable VOD provider is Time Warner followed by COX and Charter.

New Opportunities for VOD Advertising

VOD ad platforms support a variety of advertising formats, from traditional embedded ad spots to ad overlays, bookends and even long-form, on-demand “showcase” ads that deliver information and allow some degree of interaction. We believe that an AdWords-type clickable link will be soon be able to take the viewer from a traditional advertisement to a showcase spot that gives in-depth information about a product the viewer is interested in. Reports vary widely on the percentage of viewers who use their DVRs to skip advertisements. The 2010 “U.S. Digital Year in Review,” released by comScore, suggests that as a percent of online video consumption, video ads have continued to climb. At year-end 2010, 16% of videos viewed were ads. This represents a significant increase over the estimated 12% from mid-2010 (a mere six months earlier). Marketer, a leading media research firm, estimates that U.S. online advertising spending will hit new peaks from 2011 to 2014, surpassing US$30 billion in 2012, and exceeding US$40 billion in 2014. Marketer expects that spending on marketing will bring double-digit growth to online advertising for five consecutive years.

We believe the real estate market in particular is well suited to use VOD technology for the following reasons:

•	Real estate agents and brokers generally look for more cost-effective ways to market
•	Traditional Internet websites and high-end print have become too expensive
•	Media channels focused on real estate are better able to reach the “new consumer”
•	VOD is able to deliver what potential home buyers are asking for – video of a prospective home purchase, which provides valuable information to consumers
•	Ability to target in local markets
•	VOD is able to promote both listings and brand
•	Reach out to higher demographics - Cable viewers have higher incomes, higher education and more disposable income
•	Access through their television allows consumer home seekers to easily search listing with the touch of their remote

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Our VOD Solution

We believe that RealBiz is the fastest growing real estate image content management, creation and media delivery company in the United States. In addition, we believe our approach to VOD benefits from the following factors:

•	Our partnerships with several national real estate brokerage firms aimed at creating and delivering VOD Listings to TV Networks through the HomeTourNetwork
•	Our proprietary Video Ad Builder tool, which we believe is the easiest way to create promotional VOD advertisements for television
•	Our marketing partnerships, which we expect will allow us to scale our business across major U.S. markets quickly and efficiently.

Home Tour Network

Home Tour Network was launched October 3, 2011 into 5 strategic cities – Los Angeles, San Diego, Washington DC, Hartford and Providence. The VOD platform allows for up to 5,000 television listings with a reach of over 1 million homes. Real estate agent’s listings can be converted to videos from their desktop computers (using the Connextions Technology) and then be placed on our interactive television platform with supporting videos being pushed to over 200 real estate websites (e.g., Realtor.com, Zillow, YouTube, etc.) all for $89 per month. This is a fraction of the cost to run an advertisement in a newspaper and provides real feedback to the agent.

Home Tour Network gives the consumer what we believe to be a simple, effective and fun way to shop for real estate. The user can even “drive through neighborhoods” without ever leaving the comfort of their living room. The rich media listings are updated daily and allow consumers to simply “click their remote,” text or call to receive access to more information or speak to a licensed real estate agent. Home Tour Network delivers an extremely broad range of properties to look at and review – from local homes for sale, foreclosure properties and high-end luxury estates. This allows the user to be both informed and entertained. We believe that people greatly enjoy the social media, and voyeuristic window into our neighbors’ homes, knowing what they paid for their homes, and what they’re worth now.

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Website and Mobile Applications

Our RealBiz business model calls for signing up more subscribing real estate agents and brokers, facilitating more mortgage originations, and selling more of highly targeted advertising that will play or be viewable in VOD home tours or on our planned video portal for real estate. Our partnerships with participating brokers and real estate firms link us into one of the largest real estate information marketplaces. Our VOD tools provide vital information about homes, real estate listings and mortgages now, but with the rollout of our own real estate website portal (anticipated in the next six months), it will also boast web and mobile applications to accompany our VOD model. Additionally, we expect that our portal will allow homeowners, potential buyers and sellers to connect with real estate and mortgage service providers. We expect that our portal will allow us to generate revenue through subscriptions, lead generation referrals (principally for mortgages, legal services, home security, etc.) and website advertising.

Traditional Real Estate Sales

We believe that the U.S. real estate market has passed bottom. Over the last year, home prices have increased by 3.7% since May 2011, and that annual gain was the largest yearly increase in home prices since September 2006, almost six years ago.

In the short-term, we plan to capture revenues from this market through foreclosures and real estate auctions. In recent years, the U.S. real estate industry has sustained the most significant market crash of real estate in living history. As a result, U.S. banks are holding a large foreclosure property inventory. We have recently completed two test markets for real estate auctions of foreclosure properties:

1.	Foreclosed Properties – of less than $20,000 in value; and
2.	Foreclosed Properties – in excess of $100,000 in value.

In both cases, consumer interest was extraordinary, as the viewing public appears to have interest in capturing bargains.

In May 2012, we entered into an agreement to become the realtor of record for a new television show called “Foreclosure 2 Fabulous.” The one-hour show has attracted multiple sponsors including Lowes, Florida Tourism Board, Nat King Cole Foundation and Shenandoah Kitchens. We believe the Foreclosure 2 Fabulous show will premiere in the fall or winter of 2012, with initial distribution to over 100 million households. The Foreclosure 2 Fabulous show will afford RealBiz two minutes of airtime, as well as multiple promos, directing viewers to our 800 numbers, website and VOD Network. It is our intent to include a foreclosure section for our VOD channel, and launch real estate auctions on our full-time linear network as well as with distribution through VOD, Internet and smart devices.

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Market and Competition

The National Association of Realtors has approximately 1.2 million members, of which we estimate roughly half are active and associated with at least one real estate brokerage firm.

Presently, Zillow is the largest independent real estate market site, as measured by homes in its database and unique visitors to its website. However, Zillow does not yet have a dominant position. Realtor.com, Trulia, Homes.com and a variety of other websites all have meaningful market share and listing information. Trulia.com for example, has about 90% of Zillow’s traffic and is growing faster, year-over-year. We believe that we can carve out a piece of this lucrative market. Google has recently exited the mortgage marketplace business, thus improving our potential competitive position.

Regulatory Matters

We are subject to governmental regulation by federal, state and local regulatory authorities with respect to our operations. We operate several Internet websites that we use to distribute information about and provide our services and content. Internet services are now subject to regulation in the United States relating to the privacy and security of personally identifiable user information and acquisition of personal information from children under the age of 13, including the federal Child Online Protection Act (COPA) and the federal Controlling the Assault of Non-Solicited Pornography and Marketing Act (CAN-SPAM). In addition, a majority of states have enacted laws that impose data security and security breach obligations. Additional federal and state laws and regulations may be adopted with respect to the Internet or other online services, covering such issues as user privacy, child safety, data security, advertising, pricing, content, copyrights and trademarks, access by persons with disabilities, distribution, taxation and characteristics and quality of products and services. In addition, to the extent we offer products and services to online consumers outside the United States, the laws and regulations of foreign jurisdictions, including, without limitation, consumer protection, privacy, advertising, data retention, intellectual property, and content limitations, may impose additional compliance obligations on us.

Employees

Together with RealBiz, the Company currently has 28 full-time and five part-time employees.

Legal Proceedings

We are not currently party to any material legal proceedings. From time to time, we (or our principal operating subsidiary, RealBiz) may be named as a defendant in legal actions arising from our normal business activities.

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Properties

We maintain our principal executive offices at 3445 Zenith Avenue S., Minneapolis, MN 55416.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our issued and outstanding common stock as of October 12, 2012, after giving effect to the Exchange Transaction, by (i) each of our named executive officers; (ii) each of our directors; and (iii) all of our executive officers, directors and director nominees as a group. Ownership percentages are based on 365,176 shares of common stock issued and outstanding as of the close of business on October 12, 2012 (after giving effect to a reverse stock split effected as of May 10, 2012), and 100,000,000 shares of Series A Stock issued and outstanding as of that date. Based on that information available to us, as of that date, no person is a beneficial owner of more than 5% of our common stock other than Next 1 Interactive, Inc. and Robert A. Buntz, Jr.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge and subject to applicable community property laws, each of the holders of stock listed below has sole voting and investment power as to the stock owned unless otherwise noted. Except as otherwise noted below, the address for each director or officer listed in the table is c/o RealBiz Media Group, Inc., 3445 Zenith Avenue S., Minneapolis, MN 55416.

Name and Address	Common Shares Beneficially Owned (1)	Percentage of Common Shares
Next 1 Interactive, Inc. (1)	93,000,000	92.66%
Robert A. Buntz, Jr. (2)	5,983,600	5.96%
William Kerby (3)	0	*
Don Monaco (4)	0	*
Adam Friedman (5)	0	*
All current directors and officers as a group (6)	5,983,600	5.96%

______________

*	less than one percent.
(1)	Next 1 Interactive, Inc. holders 93,000,000 shares of Series A Stock that was issued in the Exchange Transaction.
(2)	Mr. Buntz is our Chief Executive Officer.
(3)	Mr. Kerby is our Chairman of the Board, appointed to such position as of the closing of the Exchange Transaction. Mr. Kerby also serves as the Chief Executive Officer of Next 1. See footnote 1 above. Mr. Monaco possesses beneficial ownership of approximately 43.6% of the total voting stock of Next 1.
(4)	Mr. Monaco is a director of the Company, appointed to such position as of the closing of the Exchange Transaction. Mr. Monaco also serves as a director of Next 1. See footnote 1 above. Mr. Monaco possesses beneficial ownership of approximately 53.8% of the total voting stock of Next 1.
(5)	Mr. Friedman is our Chief Financial Officer, appointed to such position as of the closing of the Exchange Transaction. Mr. Friedman also serves as the Chief Financial Officer of Next 1. See footnote 1 above.
(6)	Consists of Messrs. Buntz, Kerby, Monaco and Friedman. See, however, footnotes 4 and 5 above for an understanding of the indirect economic interest of Messrs. Kerby and Monaco.

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RELATED PARTY TRANSACTION POLICY AND RELATED TRANSACTIONS

Related-Party Transaction Policy

Our Board of Directors has no formal written policy regarding transactions with related persons, but we do plan to abide by conflict-of-interest statutes under Delaware law and approve any related-party transactions by a majority of disinterested directors. In general, applicable law exhorts any director proposing to enter into a related-party transaction must disclose to our Board of Directors the proposed transaction and all material facts with respect thereto. In reviewing such a proposed transaction, our board expects to consider all relevant facts and circumstances, including (1) the commercial reasonableness of the terms, (2) the benefit and perceived benefits, or lack thereof, to us, (3) the opportunity costs of alternate transactions, (4) the materiality and character of the related party’s interest, and (5) the actual or apparent conflict of interest of the related party. We expect to apply this analysis with respect to related party transactions that may involve our officers or greater-than-five-percent shareholders.

We do expect to adopt a formal written policy respecting related-party transactions in which our directors, officers and greater-than-five-percent shareholders may engage, consistent with Sarbanes-Oxley related internal control requirements and best practices.

Related-Party Transactions of Company – Webdigs, Inc. (Pre-Exchange Transaction)

The Company’s principal advertising agency/website developer was owed $615,264 and $583,708 at October 31, 2011 and 2010, respectively. The two principals of this advertising company were at the time also minority stockholders in the Company, holding approximately 1.6% of the Company’s outstanding shares at October 31, 2011. For the years ended October 31, 2011 and 2010, the Company incurred $31,556 and $70,850 in services and rent from this related party, respectively.

As of October 31, 2011 and 2010, the Company was indebted to its then-officers (Messrs. Buntz and Wicker) for amounts totaling $3,578 and $8,345, respectively, for unreimbursed business expenses. All of the indebtedness represents non-interest bearing payables due on demand.

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During the year ended October 31, 2010, the Company borrowed $355,500 from Robert A. Buntz, Jr. under a convertible promissory note accruing interest at an annual rate of 12%. At October 31, 2011 and 2010, the balances due under this note were $243,079 and $528,500, respectively. On October 12, 2010, these notes were modified to allow the Mr. Buntz to convert amounts into the Company’s common stock at $0.01 per share instead of a previous conversion price of $22 (after adjustment for reverse split). This modification resulted in a beneficial conversion charge to interest expense of $580,424 because the stock was trading at $6.00 (on a post-split basis) on that date. On March 15, 2011, Mr. Buntz converted $300,000 of the debt into 150,000 shares of common stock (on a post-split basis). For the years ended October 31, 2011 and 2010, the Company incurred $46,038 and $630,932 of interest expense in connection with this note, respectively. Accrued interest included in accrued expenses due under the note as of October 31, 2011 and 2010 was $91,962 and $51,924, respectively. The accrued interest was also convertible into the Company’s common stock at $2.00 per share (after adjustment for reverse split).

In connection with the closing of the Exchange Transaction on October 9, 2012, Messrs. Buntz and Wicker converted all of their outstanding notes, unpaid salary and all other obligations and liabilities to them owed by the Company into 5,983,600 and 1,016,400 shares of Series A Stock, respectively.

Related-Party Transactions of Company – RealBiz

None.

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MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

General

Our common stock is listed on the OTCQB under the symbol WBDG. Our stock began trading under the symbol “WBDG” on December 19, 2008. The following table shows our high and low closing prices of our common stock at the end of each quarter for the fiscal years 2011 and 2010. These stock prices below take into account the 1-for-200 reverse stock split effected on May 3, 2012.

Period	High Price	Low Price
Fiscal Year Ended October 31, 2012
Fourth Quarter
Third Quarter	$0.22	$0.22
Second Quarter	$0.32	$0.22
First Quarter	$0.42	$0.24

Fiscal Quarter Ended October 31, 2011
Fourth Quarter	$0.42	$0.42
Third Quarter	$4.00	$0.20
Second Quarter	$0.32	$0.16
First Quarter	$4.00	$0.14

Our closing stock price on October 12, 2012 was $0.35. As of the date of this filing, we had approximately 257 holders of record of our common stock.

Dividends

We have not paid any dividends on our common stock and do not anticipate paying any such dividends in the near future. Instead, we intend to use any earnings for future acquisitions and expanding our business. Nevertheless, at this time there are not any restrictions on our ability to pay dividends on our common stock other than restrictions requiring us to also pay dividends that may be accrued but unpaid on our Series A Stock.

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Securities Authorized for Issuance Under Equity Compensation Plans

The table below sets forth certain information, as of the close of business on October 31, 2011, regarding equity compensation plans (including individual compensation arrangements) under which our securities were then authorized for issuance.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (excluding securities reflected in column a) (c)
Equity compensation plans approved by shareholders	-	N/A	-

Restricted Stock Plan and Stock Option equity compensation plans not approved by shareholders (1)	4,000 (1)	$50.00 (1)	None

____________

(1)	In May 2008, the Board of Directors of the Company (then known as Webdigs, Inc.) approved the issuance of incentive stock options totaling 3,000 common shares (on a post-split basis) to three of its non-employee directors, expiring in May 2013. An additional 1,000 options were granted to a new director on October 31, 2009, expiring in October 2014. Share figures and exercise price are adjusted to account for reverse stock split.

Presently, we are not required by applicable state law or the listing standards of any self-regulatory agency (e.g., the OTCQB, NASD, AMEX or NYSE) to obtain the approval of our security holders prior to issuing any such compensatory options, warrants or other rights to purchase our securities.1

Potential Anti-Takeover Effects

Certain provisions set forth in our Amended and Restated Certificate of Incorporation, as amended, in our bylaws and in Delaware law, which are summarized below, may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

________________________

1 We should consider eliminating formally the “Restricted Stock Plan” and any stock option plan pursuant to which earlier non-employee director options were granted since those plans no longer appear to serve any purpose.

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Blank Check Preferred Stock. Our Certificate of Incorporation and bylaws contain provisions that permit us to issue, without any further vote or action by the stockholders, up to 125,000,000 shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers, if any, of the shares of the series, and the preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series. Since the designation of our Series A Stock, our Board of Directors only has another 25 million undesignated shares of preferred stock to designate for future issuances under its blank-check preferred authority.

Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called only by the Chairman or by our Board of Directors. Stockholders are not permitted to call a special meeting of stockholders, to require that the board call such a special meeting, or to require that our board request the calling of a special meeting of stockholders.

While the foregoing provisions of our certificate of incorporation, bylaws and Delaware law may have an anti-takeover effect, these provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control. In that regard, these provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Delaware Takeover Statute

In general, Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation that is a public company from engaging in any “business combination” (as defined below) with any “interested stockholder” (defined generally as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with such entity or person) for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

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Section 203 of the Delaware General Corporation Law defines “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of ten percent or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

With respect to the Exchange Transaction, our Board of Directors approved the Share Exchange Agreement and the closing of the transactions contemplated by that agreement, including the Exchange Transaction. Accordingly, Next 1 is not an “interested stockholder” that is subject to the Delaware state limitations on “business combinations” with interested stockholders.

Transfer Agent and Registrar

Our transfer agent is Pacific Stock Transfer Company, located at 4045 South Spencer Street, Suite 403, Las Vegas, Nevada 89119. The transfer agent’s telephone number is (702) 361-3033. The transfer agent is registered under the Securities and Exchange Act of 1934.

Listing

Our common stock is currently traded on the OTCQB (a market tier on the over-the-counter Pink OTC market) under the symbol WBDG.

RECENT SALES OF UNREGISTERED SECURITIES

Issuance of Securities Upon Exchange Transaction

For sales of unregistered securities made by the Company in the Exchange Transaction (i.e., the issuance of an aggregate of 100,000,000 shares of Series A Stock, including the issuance of an aggregate of 7,000,000 shares of Series A Stock to our Chief Executive Officer and former Chief Financial Officers, Messrs. Buntz and Wicker), we relied on the exemption from registration provided under Sections 4(2) and 4(5) of the Securities Act of 1933 (the “Securities Act”) on the basis that there were only three recipients of such shares and they were either accredited investors or took the shares as a result of a private negotiation with restrictions placed on all such shares limiting future transfers except in accordance with the Securities Act. In consideration of the share issuance to Messrs. Buntz and Wicker, those individuals relinquished their right to payment of approximately (i) in the case of Mr. Buntz, $246,835 in principal amount of loans earlier made to the Company, together with related accrued but unpaid interest thereon of approximately $106,663, and accrued but unpaid salary in the amount of $48,000, and (ii) in the case of Mr. Wicker, accrued but unpaid salary in the amount of approximately $53,536.

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Issuances by Company Prior to Exchange Transaction (Webdigs, Inc.)

In March 2012, the Company sold the “Webdigs” domain, technology and certain trademarks to Fiontrai II, LLC for $15,000. In connection with this transaction, the obtained a royalty agreement with Fiontrai II pursuant to which Webdigs will be owed royalties from Fiontrai upon Fiontrai’s licensing to third parties of the technology purchased from the Company. The Company subsequently sold its royalty rights to Robert A. Buntz, Jr., its Chief Executive Officer and a director and significant shareholder, in exchange for a $5,000 principal reduction in an earlier loan Mr. Buntz had made to the Company to furnish working capital.

On March 11, 2011, the Company’s Board of Directors granted the Company’s then-Chief Financial Officer, Edward Wicker, the right to convert up to $96,384 of accrued salary into shares of the Company’s common stock at a price of $2.00 per share (on a post-split basis). On March 11, 2011, the Chief Financial Officer exercised this right and converted $96,384 of his accrued but unpaid compensation owed to him by the Company, acquiring 48,192 common shares.

On March 15, 2011, the Company’s then-Chairman and Chief Executive Officer, Robert A. Buntz, Jr., exercised his right to convert into common shares a $300,000 in principal amount of the convertible promissory note of the Company at a price of $2.00 per share (on a post-split basis) resulting in the issuance of an additional 150,000 common shares.

In May 2010, the Company granted 500 shares of treasury stock to an employee as compensation. The shares were valued at $4,000 ($8.00 per share).

During the year ended October 31, 2009, we sold 15,681 shares on a post-split basis (which included 4,546 of shares purchased via conversion of a portion of convertible note proceeds received from our Chief Executive Officer) in a series of private placements for aggregate proceeds of $435,500 at effective prices ranging between $20.00 and $80.00 per share (on a post-split basis). We also issued additional shares as follows: 36,313 common shares to acquire selected assets of IggysHouse, Inc., 1,366 common shares to vendors for services, 1,000 shares to Lantern Advisors, LLC as part of the cost to Webdigs of entering into a promissory note agreement, 500 shares to acquire assets of the MLSDirect.com, 786 shares to officers in lieu of cash compensation, 250 shares to a new employee as an incentive to join our Company, and 750 shares to the Company’s Chief Executive Officer as compensation to him for the personal guarantee he offered to Lantern Advisors, LLC to repay a $250,000 convertible promissory note. In total, we issued 56,645 new shares during the 12 months ended October 31, 2009.

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For these issuances of common stock, we relied on the exemption from federal registration under Section 4(2) of the Securities Act and, in those instances where the issuances were made to affiliates or accredited investors, upon Rule 506 promulgated thereunder. In that regard, we relied on Rule 506 based on the fact that the investors who purchased these securities qualified as an “accredited investors” under Rule 501 of the Securities Act. In all cases, investors had knowledge and experience in financial and business matters such that they were capable of evaluating the risks of the investment. The securities offered and sold in the transactions were not registered under the Securities Act and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 250,000,000 shares of capital stock, $0.001 par value per share. All shares of common stock have equal voting rights and are entitled to one vote per share on all matters to be voted upon by our shareholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Cumulative voting in the election of directors is not permitted. In the event of our liquidation, each holder of our common stock is entitled to receive a proportionate share of our assets available for distribution to stockholders after the payment of liabilities. Presently, all shares of our common stock issued and outstanding are fully paid and non-assessable.

Holders of our common stock are entitled to share pro rata in dividends and distributions with respect to the common stock when, as and if declared by our Board of Directors out of funds legally available therefor. We have not paid any dividends on our common stock and intend to retain earnings, if any, to finance the development and expansion of our business. Additionally, the Company must first pay preferred dividends on its Series A Convertible Preferred Stock as described below. Future dividend policy is subject to the discretion of our Board of Directors and will depend upon a number of factors, including future earnings, capital requirements and our financial condition.

Of our 250,000,000 shares of authorized capital, we have authorized 125,000,000 for issuance as undesignated preferred stock. Of this amount, we have designated 100,000,000 preferred shares for issuance as “Series A Convertible Preferred Stock,” which we refer to as “Series A Stock.” The Certificate of Designation for the Series A Stock entitles its holders to (i) a cumulative 10% per annum dividend; (ii) in the event of a liquidation or dissolution of the Company, a preference in the amount of all accrued but unpaid dividends plus the stated amount of such shares, before any payment shall be made or any assets distributed to the holders of any junior securities; (iii) convert their shares of Series A Stock into common shares of the Company on a one-for-one basis (subject to adjustment); and (iv) vote their shares of Series A Stock on an as-if-converted basis.

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The transfer agent and registrar for our common stock is Pacific Stock Transfer, Inc., located at 4045 South Spencer Street, Suite 403, Las Vegas, Nevada 89119. The transfer agent’s telephone number is (702) 361-3033. As of the date of this report, we had 365,176 shares of common stock issued and outstanding held by approximately 257 holders of record. We also had 100,000,000 shares of Series A Stock issued and outstanding held by three holders of record. Our common stock is presently listed for trading on the OTCQB under the symbol “WBDG.” We have, however, begun the process of obtaining a new trading symbol that relates to our new corporate name after the Exchange Transaction.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Amended and Restated Certificate of Incorporation, as amended, we are required to indemnify and hold harmless, to the fullest extent permitted by law, each person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of ours or, while a director or officer of ours, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in the certificate of incorporation, we are required to indemnify a Covered Person in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (or part thereof) commenced by such Covered Person only if the commencement of such action, suit or proceeding (or part thereof) by the Covered Person was authorized by our Board of Directors.

In addition, as permitted by Delaware law, our certificate of incorporation provides that no director will be liable to us or to our stockholders for monetary damages for breach of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of certain fiduciary duties as a director, except that a director will be personally liable for:

•	any breach of his or her duty of loyalty to us or our stockholders

•	acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law

•	the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or

•	any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised by its counsel that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification is against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation awarded to or earned by: (i) each individual who served as the principal executive officer and principal financial officer of the Company and its controlled subsidiary RealBiz during the fiscal year ended January 31, 2012 (fiscal year 2011); and (ii) each other individual that served as an executive officer of the Company’s controlled subsidiary RealBiz at the conclusion of the year ended January 31, 2012 and who received more than $100,000 in the form of salary and bonus during such fiscal year. For purposes of this document, these individuals are collectively the “named executives” of the Company.

Name and Principal Position		Salary	Other Annual Compensation	Stock Option Awards	Total
Robert A. Buntz, Jr.	2011	$96,000	—	—	$96,000
Chief Executive Officer of Company (1)	2010	$118,000	—	—	$118,000
Edward Wicker	2011	$84,000	—	—	$84,000
Chief Financial Officer of Company (2)	2010	$62,000	—	—	$62,000
Steve Marques	2011	$105,000	—	—	$105,000
President and Chief Operating Officer of RealBiz360 (3)	2010	$105,000	—	—	$105,000

___________

(1)	Mr. Buntz is the Chief Executive Officer of the Company, and was also the Chief Executive Officer of the Company prior to the Exchange Transaction (when the Company conducted a real estate brokerage business under the name Webdigs, Inc.). Salary figures are for fiscal years ended January 31.
(2)	Mr. Wicker was the Chief Financial Officer of the Company prior to October 9, 2012. At the date (the closing of the Exchange Transaction), Mr. Wicker resigned this position. Salary figures are for fiscal years ended January 31.
(3)	Steve Marques is the President and Chief Operating Officer of RealBiz360, which is the principal operating subsidiary of the Company as a result of and since the Exchange Transaction. Salary figures are for fiscal years ended January 31. Mr. Marques’ employment agreement with RealBiz provides for an annual salary of $140,000 per year. The difference between such sum and the $105,000 in annual salary actually received was accrued by RealBiz but not paid to Mr. Marques.

No Employment Agreements

We do not currently have an employment agreement with Messrs. Buntz or Friedman or any of our other named executives. RealBiz is party to an employment agreement with Mr. Marques under which he is paid an annual salary of $140,000 for his service as President and Chief Operating Officer of RealBiz. Currently, the Board of Directors has not determined any salary that the Company may pay to either of Messrs. Buntz or Friedman. Currently, the Company does not offer any executive bonus or incentive compensation plan and there are no plans to put one in place.

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No Change-in-Control Agreements

We do not currently have any change-in-control agreement with any of our named executives.

Outstanding Equity Awards at Fiscal Year End

There were no outstanding equity awards for the executives as of October 31, 2011 (the conclusion of the fiscal year of the Company).

Director Compensation

We currently have no compensation arrangements in place for our directors or for any directors serving on the board of RealBiz, our controlled principal operating subsidiary. In general, director compensation will be subject to review and adjustment from time to time at the discretion of the relevant board.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth in Items 1.01 and 2.01 above are incorporated herein by this reference.

Item 5.01	Changes in Control of Registrant.

The disclosures set forth in Items 1.01 and 2.01 above are incorporated herein by this reference.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

MANAGEMENT

Directors and Executive Officers

At the effective time of the Exchange Transaction, our Board of Directors and our management were reconstituted by the appointment of William Kerby and Don Monaco as directors, and the resignation of Edward Wicker from his role as a director (and officer) of the Company and Mr. Adam Friedman was appointed as the Company’s Chief Financial Officer. The following table sets forth the name and position of each of the Company’s directors and executive officers after the Exchange Transaction.

The name, age and positions of our current executive officers and directors are as follows:

Name	Age	Positions
Robert A. Buntz, Jr.	60	Chief Executive Officer and Director
William Kerby	55	Director (Chairman of the Board)
Don Monaco	59	Director
Adam Friedman	47	Chief Financial Officer

Robert A. Buntz, Jr. – Director and Chief Executive Officer. Mr. Buntz has served as a director of the Company, including Webdigs, Inc., since May 2007. Mr. Buntz has been an entrepreneur for more than 30 years and a real estate broker for more than 25. In 1981, Mr. Buntz developed the award-winning Bluefin Bay on Lake Superior, Tofte, Minnesota, and operated that resort until 2007. Among his achievements, Mr. Buntz’s development company donated the land, time and funding to help create the North Shore Commercial Fishing Museum, and Mr. Buntz created and developed one of the first rural affordable housing projects, Tofte Homestead.  From 1984 through 2006, and while he was simultaneously operating Bluefin Bay, Mr. Buntz was the owner and operator of Tofte Land Co., Inc., a real estate holding and brokerage firm. Mr. Buntz has more than 25 years of hospitality experience as an owner-operator of destination properties. Mr. Buntz has served on the board of directors of the Explore Minnesota Tourism Council and the (Minnesota) Governor’s Tourism Advisory Committee for more than 15 years.  Currently, Mr. Buntz is the past-chair of the board of the American Museum of Asmat Art.  Mr. Buntz received the (Minnesota) Governor’s Entrepreneurship Award from Governor Rudy Perpich and the Outstanding Individual in Tourism Award from Governor Jesse Ventura.  He is a graduate of Grinnell College.

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William Kerby – Chairman of the Board. Mr. Kerby is the founder of Next 1 Interactive, Inc., which is now a parent publicly traded corporation of our Company. From 2008 to present, Mr. Kerby has been the architect of the Next 1 model, overseeing the development and operations of the Travel, Real Estate and Media divisions of that company. From 2004 to 2008, Mr. Kerby served as the Chairman and CEO of Extraordinary Vacations Group whose operations included Cruise & Vacation Shoppes, Maupintour Extraordinary Vacations and the Travel Magazine - a TV series of 160 travel shows. From 2002 to 2004, Mr. Kerby was Chairman of Cruise & Vacation Shoppes after it was acquired by a small group of investors and management from Travelbyus. Mr. Kerby was given the mandate to expand the operations focusing on a “marketing driven travel model.” In June 2004, Cruise & Vacation Shoppe was merged into Extraordinary Vacations Group. From 1999 to 2002 Mr. Kerby founded and managed Travelbyus, a publicly traded company on the TSX and NASD Small Cap. The launch included a patented travel model that utilized technology-based marketing to promote its travel services and products. Mr. Kerby negotiated the acquisition and financing of 21 companies encompassing multiple tour operators, 2,100 travel agencies, and media that included print, television, outdoor billboard and wireless applications and leading edge technology, in order to build and complete the Travelbyus model. The company had over 500 employees, gross revenues exceeding $3 billion and a market capitalization of over $900 million. Prior to this, Mr. Kerby founded Leisure Canada, a company that included a nationwide travel agency, international tour operations, travel magazines and the master franchise for Thrifty Car Rental British Columbia. Mr. Kerby was appointed as our Chairman of the Board at the closing of the Exchange Transaction on October 9, 2012.

Adam Friedman – Chief Financial Officer. At the closing of the Exchange Transaction on October 9, 2012, Mr. Friedman was appointed to the position of Chief Financial Officer of the Company. Mr. Friedman also presently serves as the Chief Financial Officer of Next 1 Interactive, Inc., the parent publicly traded corporation of our Company. Mr. Friedman has served as Next 1’s Chief Financial Officer since August 2010. From February 2006 to July 2010, Mr. Friedman served as Chief Financial Officer, Corporate Secretary and Controller for MDwerks, Inc. (“MDwerks”), where his responsibilities included overseeing the company’s finances, human resources department, U.S. Securities & Exchange Commission compliance, and Sarbanes-Oxley compliance. Prior to joining MDwerks, Mr. Friedman served as the Vice President of Finance for CSA Marketing, Inc. from March 2005 to February 2006. For the 11 years prior to March 2005, Mr. Friedman served as the Business Manager/Controller and Director of Financial Planning at the GE/NBC/Telemundo Group, Inc. Mr. Friedman also worked as a Senior Financial Analyst for Knight-Ridder, Inc. and as an Audit Senior Accountant for KPMG Peat Marwick. Mr. Friedman received his MBA from St. Thomas University and his BSM from Tulane University.

Don Monaco – Director. At the closing of the Exchange Transaction on October 9, 2012, Mr. Monaco was appointed to the Board of Directors of the Company. Mr. Monaco also presently serves as a director of Next 1 Interactive, Inc., the parent publicly traded corporation of our Company, which position he has held since August 2011. Mr. Monaco is the principal owner of Monaco Air Duluth, LLC, a full service, fixed-base operator aviation services business at Duluth International Airport serving airline, military and general aviation customers. Mr. Monaco previously spent 28 years as an international information technology and business management consultant with Accenture in Chicago, Illinois including 18 years as a partner and senior executive.

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Board of Directors

When considering whether directors have the experience, qualifications, attributes and skills to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board of Directors focuses primarily on the information discussed in each of the directors’ individual biographies set forth above. With regard to Mr. Buntz, the board considered his significant experience, expertise and background with regard to the Company and the real estate market. With regard to Mr. Kerby, the board considered his background and experience with the Company and its business. With respect to Mr. Monaco, the board considered his significant senior management experience.

The Board of Directors periodically reviews relationships that directors have with the Company to determine whether the directors are independent. Directors are considered “independent” as long as they do not accept any consulting, advisory or other compensatory fee (other than director fees) from the Company, are not an affiliated person of the Company or its parent or subsidiary corporations (e.g., an officer or a greater-than-ten-percent stockholder of either) and are independent within the meaning of applicable laws, regulations and the Nasdaq listing rules. In this latter regard, the Board of Directors uses the Nasdaq listing rules (specifically, Section 5605(a)(2) of such rules) as a benchmark for determining which, if any, of its directors are independent, solely in order to comply with applicable SEC disclosure rules. However, this is for disclosure purposes only. It should be understood that, as a corporation whose shares are listed on the OTCQB (which does not qualify as a “securities exchange”), the Company is not required to have any independent directors at all on its Board of Directors, or any independent directors serving on any particular committees of the Board of Directors.

The Board of Directors has determined that, of its current directors, no directors are currently independent within the meaning of the Nasdaq listing rule cited above. In the case of Mr. Buntz, his position as an executive officer of the Company precludes him from being considered independent. In the case of both Messrs. Kerby and Monaco, their positions as an executive officer of Next 1 (in the case of Mr. Kerby), and their mutual beneficial ownership of more than ten percent of the common stock of Next 1, similarly precludes them from being considered independent within the meaning of the cited Nasdaq listing rule.

Presently, the Board of Directors has no committees, although it is likely to form an audit committee and compensation committee in the future.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Our Board of Directors engaged in a short-form parent-subsidiary merger prior to, and as a condition to, the Exchange Transaction for the sole purpose of changing the name of the Company. This merger and related name change was effected pursuant to Delaware law on

October 3, 2012. The “Certificate of Ownership” pursuant to which the merger and name change were effected is filed as Exhibit 3.1 to this Current Report and is incorporated herein by this reference.

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Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. To be filed by amendment.

(b)	Pro Forma Financial Statements. To be filed by amendment.

(c)	Exhibits. The exhibit index accompanying this Current Report is incorporated herein by this reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

REALBIZ MEDIA GROUP, INC.

/s/ Robert A. Buntz, Jr.
Robert A. Buntz, Jr.
Chief Executive Officer

Dated: October 15, 2012

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EXHIBIT INDEX

Ex. No.	Description
3.1	Certificate of Ownership filed on October 3, 2012 (changing registrant’s name from Webdigs, Inc. to RealBiz Media Group, Inc.).

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